EXHIBIT 10.1
                                                                    ------------


                                 FIFTH AMENDMENT
                                       to
                           THE 2000 STOCK OPTION PLAN
                                       of
                           DAYTON SUPERIOR CORPORATION
                           ---------------------------

         Dayton Superior Corporation, a Delaware corporation (the "Company") hereby amends The 2000 Stock Option Plan of Dayton Superior Corporation, as amended (the "Plan"), effective as of April 18, 2007, as follows:

         Section 1.  Amendment to Section 4.1 of the Plan.   Section 4.1 of the
Plan hereby is amended in its entirety to read as follows:

         4.1  Eligibility.

                  Any Employee, Director or Consultant selected by the Committee pursuant to Section 4.4 shall be eligible to be granted an Option.

         Section 2. Amendment to Section 4.4 of the Plan. Section 4.4 of the Plan hereby is amended to read as follows:

         4.4  Granting of Options to Employees, Directors and Consultants.

                  (a) The Committee shall from time to time, in its discretion, and subject to applicable limitations of the Plan:

                           (i) select from among the Employees, Directors and
                  Consultants (including Employees, Directors and Consultants who have previously received Options under the Plan) such of them as in its opinion should be granted Options; and

                           (ii) subject to the Award Limit, determine the number
                  of shares to be subject to such Options granted to the selected Employees, Directors and Consultants.

                  (b) Upon the selection of an Employee, Director or Consultant to be granted an Option pursuant to subsection (a) above, the Committee shall:

                           (i) subject to Section 4.3, determine whether such
                  Options are to be Incentive Stock Options or Non-Qualified Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code;

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                           (ii) determine the terms and conditions of such
                  Options, consistent with the Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code; and

                           (iii) instruct the Secretary of the Company to issue
                  the Option.

                  (c) Any Incentive Stock Option granted under the Plan may be modified by the Committee, with the consent of the Optionee, to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code.

         Section 3. Amendment to Section 5.3(b) of the Plan. Section 5.3(b) of the Plan hereby is amended in its entirety to read as follows:

                  (b) No portion of an Option which is unexercisable at Termination of Employment, Termination of Consulting or termination of service as a Director, as applicable, shall thereafter become exercisable, except as may be otherwise provided either in the Stock Option Agreement or by action of the Committee.

         Section 4. Approval of Stockholders. This Fifth Amendment shall be submitted to the stockholders of the Company for approval within 12 months after this Fifth Amendment is adopted by the Board of Directors of the Company. Options (as defined in the Plan) may be granted to Directors (as defined in the Plan) pursuant to the authority granted by this Fifth Amendment prior to approval of the Plan by the stockholders of the Company so long as any such Option provides that: (i) it may not be exercised until such stockholder approval is obtained, and (ii) it will be forfeited and become null and void if this Fifth Amendment is either rejected by the stockholders or not approved by the stockholders within 12 months after its adoption by the Board of Directors.

         Section 5. No Other Amendments. Except as expressly set forth above, the Plan is not hereby modified or amended and shall remain in full force an effect accordance with its terms.

         IN WITNESS WHEREOF, the undersigned has executed this Fifth Amendment as of the date first set forth above.

                     DAYTON SUPERIOR CORPORATION


                     By: /s/ Edward J. Puisis
                         -----------------------------------------
                         Edward J. Puisis
                         Executive Vice President and Chief Financial Officer

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